Exhibit 99.d.1.a

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee

Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%
Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%
Aberdeen Global Natural Resources Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%
Aberdeen Equity Long-Short Fund***	$0 up to $1 billion	1.15%
	$1 billion and more	1.00%
Aberdeen China Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	All Assets	0.15%
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	All Assets	0.15%
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	All Assets	0.15%
Aberdeen Global Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Core Fixed Income Fund	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%
Aberdeen Core Plus Income Fund	$0 up to $500 million	0.325%
	$500 million up to $1 billion	0.305%
	$1 billion up to $5 billion	0.285%
	$5 billion and more	0.255%

Fund	Assets	Investment Advisory Fee

Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)	All Assets	0.50%
Aberdeen Global Fixed Income Fund**	$0 up to $500 million	0.60%
	$500 million up to $1 billion	0.55%
	$1 billion and more	0.50%
Aberdeen Global Small Cap Fund**	$0 up to $100 million	1.25%
	$100 million and more	1.00%
Aberdeen International Equity Fund	All Assets	0.80%
Aberdeen Emerging Markets Fund	$0 up to $500 million	1.05%
	$500 million up to $2 billion	1.00%
	$2 billion and more	0.95%
Aberdeen Emerging Markets Institutional Fund	All Assets	0.90%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)	All Assets	1.00%
Aberdeen Global High Yield Bond Fund	$0 up to $500 million	0.65%
	$500 million and more	0.60%
Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million	0.80%
	$500 million and more	0.75%
Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%
Aberdeen Asia-Pacific Smaller Companies Fund	$0 up to $500 million	1.30%
	$500 million up to $2 billion	1.25%
	$2 billion and more	1.15%
Aberdeen U.S. Equity Fund	$0 up to $500 million	0.75%
(formerly, Aberdeen U.S. Equity I Fund)	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%
Aberdeen U.S. Equity II Fund	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%
Aberdeen U.S. High Yield Bond Fund	$0 up to $500 million	0.60%
	$500 million and more	0.55%
Aberdeen Emerging Markets Debt Fund	$0 up to $500 million	0.75%
	$500 million and more	0.70%

*                 As most recently approved at the July 24, 2012 Board Meeting.

**          Rates effective as of July 1, 2010.

*** Rates effective as of February 27, 2011.